UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

AMERICAN MEDIA OPERATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2009, American Media Operations, Inc. (the “Company”) successfully completed its cash tender offers (the “Tender Offers”) and receipt of requisite consents in the related consent solicitations (the “Consent Solicitations”) in respect of its outstanding senior subordinated notes, consisting of (1) $414,544,000 aggregate principal amount of 10 1/4% Series B Senior Subordinated Notes due 2009 (the “2009 Notes”) and (2) $155,454,000 aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2011 (the “2011 Notes” and, together with the 2009 Notes, the “Existing Notes”). $400,518,688 of the 2009 Notes and $147,952,321 of the 2011 Notes were validly tendered and accepted for payment and consents were delivered with respect to the Existing Notes.

On January 29, 2009, the Company executed the following supplemental indentures in connection with its successful Consent Solicitations (i) the Ninth Supplemental Indenture among the Company, the Guarantors named therein and HSBC Bank USA, National Association, as trustee, with respect to the 2009 Notes (the “2009 Notes Supplemental Indenture”) and (ii) the Seventh Supplemental Indenture among the Company, the Guarantors named therein and HSBC Bank USA, National Association, as trustee, with respect to the 2011 Notes (the “2011 Notes Supplemental Indenture” and, together with the 2009 Notes Supplemental Indenture, the “Supplemental Indentures”). The Supplemental Indentures eliminated substantially all of the restrictive covenants, certain events of default and other related provisions in the Indentures governing the Existing Notes.

In addition, on January 30, 2009, American Media, Inc. (“AMI”) sold 5,694,480 shares of its common stock (the “Common Stock”) for an aggregate offering price of $126,153,801.58, pursuant to the Purchase Agreement dated January 29, 2009, among AMI, the Company, the other parties named therein and J.P. Morgan Securities Inc. The proceeds received for the Common Stock were used to pay for a portion of the Company’s Tender Offers.

On December 31, 2008, the Company amended and restated its Credit Agreement, dated as of January 30, 2006, among the Company, AMI, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Deutsche Bank Securities Inc., as Syndication Agent (the “Amended and Restated Credit Agreement”). On January 30, 2009, concurrently with the consummation of the Tender Offers, the Amended and Restated Credit Agreement became effective.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 30, 2009, the Company entered into (i) an Indenture among the Company, the Guarantors named therein and Wilmington Trust FSB, as trustee, under which the Company issued $21,245,380 of 9% Senior PIK Notes due 2013 (the “Senior PIK Notes”) (the “Senior PIK Notes Indenture”) and (ii) an Indenture among the Company, the Guarantors named therein and Wilmington Trust FSB, as trustee, under which the Company issued $300,000,000 of 14% Senior Subordinated Notes due 2013 (“the “Senior Subordinated Notes” and, together with the Senior PIK Notes, the “Notes”) (the “Senior Subordinated Notes Indenture” and, together with the Senior PIK Notes Indenture, the “Indentures”). The proceeds received for the Notes were used to pay for a portion of the Company’s Tender Offers.

The Indentures contain restrictive covenants that limit, among other things, the ability of the Company and certain of its subsidiaries to incur additional indebtedness or issue certain preferred shares, pay dividends and make certain distributions, investments and other restricted payments, create certain liens, sell assets, enter into transactions with affiliates, merge, consolidate, sell or otherwise dispose of all or substantially all of its assets and limit the ability of certain subsidiaries to make payments to the Company. The Indentures also contain customary events of default which would permit the holders of the Notes to declare those Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the Notes or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

Item 3.02	Unregistered Sales of Equity Securities.

On January 30, 2009, the Company issued 1,000 shares of its common stock to AMI. There were no underwriting discounts or commissions for the issuance. This issuance of the Company’s common stock was made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

Item 5.01	Changes in Control of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the restructuring of the Company’s capital structure and the issuance of Common Stock by AMI to the bondholders who participated in the Tender Offers and Consent Solicitations (the “Tendering Bondholders”), the Tendering Bondholders acquired 95% of AMI’s Common Stock on January 30, 2009. AMI’s equityholders prior to the financial restructuring (the “Existing Equityholders”) retained 5% of AMI’s Common Stock.

On January 30, 2009, the Existing Equityholders, certain employees of AMI, certain Tendering Bondholders (collectively representing approximately 78% of the outstanding principal amount of Existing Notes), the Existing Equityholders’ representative and AMI entered into a Stockholders Agreement (the “Stockholders Agreement”). Concurrently, each of the Company and AMI filed its amended and restated Certificate of Incorporation, pursuant to which the boards of directors of the Company and AMI, as of January 30, 2009, were initially composed of five members. The Stockholders Agreement provides that, upon agreement of Angelo, Gordon & Co., L.P., Avenue Capital Management II, L.P., Capital Research and Management Company, Capital Guardian Trust Company and Capital International, Inc., Credit Suisse Securities (USA) LLC and Regiment Capital Management, LLC, who beneficially own or control approximately 79.7% of the outstanding shares of AMI’s Common Stock (the “Committee Holders”), such boards of directors shall be expanded to seven directors and the two newly created vacancies will be filled by the designees of such Committee Holders. Thereafter, the Stockholders Agreement provides that each board of directors of the Company and AMI shall be composed of seven members. The Stockholders Agreement provides that six of such directors of each board shall initially be designated by Committee Holders and the other director shall be the chief executive officer of the Company and AMI. Under the terms of the Stockholders Agreement, the Committee Holders will have the following designation rights: (A) so long as a Committee Holder holds shares representing 10% or more of the outstanding Common Stock of AMI, it will have the right to designate one director and (B) for so long as Committee Holders collectively hold shares representing more than 50% of the outstanding Common Stock of AMI, the remaining directors will be designated by the approval of Committee Holders (i) representing a majority in number of the Committee Holders and (ii) representing more than 50% of Common Stock held by the Committee Holders. The parties to the Stockholders Agreement will be obligated to vote for the directors designated in accordance with the foregoing terms.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Effective as of January 30, 2009, each of Jeffrey Sagansky, Michael Garin, Anthony J. DiNovi, Soren L. Oberg, Richard J. Bressler, Daniel G. Ross, Saul D. Goodman and Kathleen G. Reiland resigned as a member of the Company’s Board of Directors.

Prior to their resignations, Mr. DiNovi and Mr. Ross were members of the Company’s Executive Committee and Compensation Committee and Mr. Bressler, Mr. Garin and Mr. Ross were members of the Company’s Audit Committee.

Appointment of Directors

Effective as of January 30, 2009, Bradley G. Pattelli, Philip L. Maslowe, Marc Nuccitelli and Charles C. Koones were designated by the Committee Holders to serve as a director of the Company.

Set forth below is information regarding the designated directors:

Bradley G. Pattelli, age 42, became a Director of the Company on January 30, 2009. Mr. Patelli has held various positions at Angelo, Gordon & Company since 1998, and is a Managing Director and co-head of the firm’s leveraged loan business and portfolio manager for several CLOs and a credit opportunities fund. While at Angelo, Gordon & Company, Mr. Pattelli has analyzed high yield investment opportunities ranging from par loans to distressed debt. Prior to joining Angelo, Gordon & Company, Mr. Pattelli served as a Portfolio Manager/Analyst at diSilvestri Asset Management. He also serves on the board of directors for Thermadyne Holdings Corporation, a publicly traded supplier of cutting and welding products. Mr. Pattelli is a Chartered Financial Analyst and has a B.S. degree from Notre Dame and an M.B.A. degree from Columbia University School of Business.

Philip L. Maslowe, age 61, became a Director of the Company on January 30, 2009. Mr. Maslowe has served on the board of directors and as the chairman of the audit committee for Delek US Holdings, Inc., a diversified energy business, since May 2006, and has served on the board of directors and audit committee, as well as chairman of the human resources committee, of NorthWestern Corporation, a publicly traded provider of electricity and natural gas, since December 2004. From March 2006 to February 2007, Mr. Maslowe served on the board of managers of Gate Gourmet Group Holding, LLC, a private company providing catering services to airlines. From 2002 to 2004, Mr. Maslowe served as a member of the board of directors and audit committee, as well as chairman of the corporate governance committee, of Mariner Health Care, Inc., a publicly-traded provider of post-acute health care services, and as chairman of the board of directors, chairman of the audit committee, and chairman or member of the compensation committee of AMF Bowling Worldwide, Inc., a company that operates bowling centers and holds an interest in a business that manufactures and sells bowling equipment. From 1997 to 2002, Mr. Maslowe served as executive vice president and chief financial officer of The Wackenhut Corporation, a provider of diversified outsourcing services for security, staffing and privatized prisons. Mr. Maslowe holds a B.B.A. from Loyola University of Chicago and received a Master of Management degree from Northwestern University and is a certified public accountant.

Marc Nuccitelli, age 42, became a Director of the Company on January 30, 2009. Since December 2003, Mr. Nuccitelli has served as managing director and portfolio manager for Credit Opportunities for Brencourt Advisors, an investment firm. From 2002 to 2003, Mr. Nuccitelli served as senior vice president and head trader of Avenue Capital, where he managed and traded a distressed portfolio and co-managed a high-yield portfolio. From 2000 to 2002, Mr. Nuccitelli served as a principal of the Global Special Situations Group of Banc of America Securities, Inc. Mr. Nuccitelli holds a B.S. in Finance from Syracuse University.

Charles C. Koones, age 46, became a Director of the Company on January 30, 2009. Since 1997, Mr. Koones has held various positions at RBI Entertainment Group and Variety magazine, most recently serving as President of RBI Entertainment Group since 2002. Mr. Koones serves as a board member for ContentNext Media, Inc., Museum of Television and Radio (Los Angeles), Museum of Moving Image (New York), Inner City Arts (Los Angeles), Environmental Media Association, and the President’s Council of the University of Richmond. Mr. Koones holds a B.A. from the University of Richmond.

The information contained in Item 5.01 of this Current Report on Form 8-K with respect to the designation of directors is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

Date: February 5, 2009	By:	/s/ Dean D. Durbin
	Name:	Dean D. Durbin
	Title:	Executive Vice President and Chief Financial Officer

5